                  JAVA CENTRALE, INC. AND SUBSIDIARY
                COMPUTATION OF NET LOSS PER COMMON SHARE           EXHIBIT 11


                                                        For the Three Months Ended   For the Six Months Ended
                                                               September 30,              September 30,
                                                        --------------------------- --------------------------
                                                             1997          1996          1997         1996
                                                        -----------    ----------   -----------   ------------

Weighted average number of common shares outstanding     16,502,573    10,946,633    15,439,364      9,985,470
                                                        -----------    ----------   -----------   ------------
                                                        -----------    ----------   -----------   ------------
Net Loss                                                ($1,583,000)    ($747,601)  ($2,394,000)   ($1,511,251)
                                                        -----------    ----------   -----------   ------------
                                                        -----------    ----------   -----------   ------------
Net loss per weighted average equivalent common
     shares outstanding                                      ($0.10)       ($0.07)       ($0.16)        ($0.15)
                                                        -----------    ----------   -----------   ------------
                                                        -----------    ----------   -----------   ------------

                                                                  Share Months Outstanding
                                                        ------------------------------------------------------
                                                           1997          1996          1997           1996
                                                        -----------    ----------   -----------   ------------

Calculation of weighted average shares outstanding
     April 1, 1996 - 8,533,587 shares                                  25,600,761                   51,201,522
     April 24, 1996 - 83,723 shares                                       251,169                      443,732
     May 20, 1996 - 442,142 shares                                      1,326,426                    1,960,163
     May 28, 1996 - 124,378 shares                                        373,134                      518,242
     May 31, 1996 - 2,105 shares                                            6,315                        8,560
     June 5, 1996 - 271,001 shares                                        813,003                    1,056,904
     June 7, 1996 - 68,376 shares                                         205,128                      262,108
     June 14, 1996 - 67,919 shares                                        203,757                      244,508
     June 18, 1996 - 133,200 shares                                       399,600                      461,760
     June 19, 1996 - 132,334 shares                                       397,002                      454,347
     June 27, 1996 - 224,215 shares                                       672,645                      710,014
     August 2, 1996 - 659,335 shares                                    1,274,714                    1,274,714
     August 5, 1996 - 213,675 shares                                      391,738                      391,738
     August 15, 1996 - 157,791 shares                                     236,687                      236,687
     September 9, 1996 - 250,000 shares                                   175,000                      175,000
     September 20, 1996 - 1,538,462 shares                                512,821                      512,821
     April 1, 1997 - 13,743,818 shares                   41,231,454                  82,462,908
     April 10, 1997 - 106,667 shares                        320,001                     604,446
     April 22, 1997 - 300,000 shares                        900,000                   1,580,000
     April 29, 1997 - 150,000 shares                        450,000                     755,000
     May 13, 1997 - 75,000 shares                           225,000                     342,500
     May 30, 1997 - 121,951 shares                          365,853                     487,804
     June 9, 1997 - 156,852 shares                          470,556                     575,124
     June 10, 1997 - 156,863 shares                         470,589                     569,936
     June 17, 1997 - 223,077 shares                         669,231                     758,462
     June 24, 1997 - 569,801 shares                       1,709,403                   1,804,370
     July 17, 1997 - 400,000 shares                         960,000                     960,000
     July 22, 1997 - 651,029 shares                       1,453,965                   1,453,965
     August 26, 1997 - 100,000 shares                       106,667                     106,667
     September 30, 1997 - 5,250,000 shares                  175,000                     175,000

Options outstanding                                             (1)           (1)           (1)            (1)
Warrants outstanding                                            (1)           (1)           (1)            (1)
                                                        -----------    ----------   -----------   ------------
     Total                                               49,507,719    32,839,899    92,636,182     59,912,819
                                                        -----------    ----------   -----------   ------------
                                                        -----------    ----------   -----------   ------------
Weighted average number of common shares outstanding     16,502,573    10,946,633    15,439,364      9,985,470
                                                        -----------    ----------   -----------   ------------
                                                        -----------    ----------   -----------   ------------
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     (1)  Not calculated as anti-dilutive